Exhibit 23
                         Consent of Deloitte & Touche





                         INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-79258 on Form S-8 of Lannett Company, Inc. and Subsidiary of our report dated September 24, 1999 appearing in this Annual Report on Form 10-KSB of Lannett Company, Inc. and subsidiary for the year ended June 30, 1999.




DELOITTE & TOUCHE LLP



Philadelphia, Pennsylvania

September 24, 1999